Exhibit 10.4

SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (the “Agreement”), dated February 7, 2007, is entered into by and among United National Film Corporation, a Nevada corporation (the “Company”), Vision Opportunity Master Fund, Ltd., a Cayman Islands company, as representative of the Purchasers (the “Purchaser Representative”), Fame Good International Limited (the “Principal Stockholder”), and Kramer Levin Naftalis & Frankel LLP, with an address at 1177 Avenue of the Americas, New York, New York 10036 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company shares of Series A convertible preferred stock (the “Preferred Shares”), convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a Series A Convertible Preferred Stock Purchase Agreement dated as of the date hereof by and among the Company and the Purchasers (the “Purchase Agreement”);

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholder has agreed to place the “Escrow Shares” (as hereinafter defined) into escrow for the benefit of the Purchasers in the event the Company fails to achieve the following financial performance thresholds for the 12-month period ending December 31, 2007 (“2007”) and December 31, 2008 (“2008”):

(a) In 2007, Earnings Per Share of $0.465 (the “2007 Performance Threshold”), such “Earnings Per Share” to be calculated by dividing the Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2007 (the “2007 financial statements”), by 30,000,000 (the “Outstanding Shares”) which equals the aggregate number of shares of Common Stock and preferred stock convertible on a one-to-one basis of the Company immediately following the closing of the transaction contemplated by the Purchase Agreement;

(b) In 2008, Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2008 (the “2008 financial statements”) of $22,000,000 (the “2008 Performance Threshold”); and

WHEREAS, the Company, the Purchaser Representative and the Purchasers have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
TERMS OF THE ESCROW

1.1 The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

1.2  Upon the execution of this Agreement, the Principal Stockholder shall deliver to the Escrow Agent stock certificates evidencing 9,000,000 shares of Common Stock, along with updated stock powers executed in blank with signature medallion guaranteed (the “Escrow Shares”).

1.3. The parties hereby agree that the Escrow Shares shall be delivered as set forth below:

(i)  If the Company’s Earnings Per Share for 2007 is less than 50% of the 2007 Performance Threshold, the Escrow Shares shall be distributed on a pro rata basis to the Purchasers based on the number of Preferred Shares owned by such Purchasers as of the date thereof. Within one (1) business day of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the Escrow Shares to the Purchasers on a pro rata basis to the Purchasers based on the number of Preferred Shares owned by such Purchasers as of the date thereof.

(ii)  If the Company’s Earnings Per Share for 2007 is greater than or equal to 50% but less than 80% of the 2007 Performance Threshold, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of Preferred Shares owned by such Purchasers as of the date thereof, the number of Escrow Shares equal to the total number of Escrow Shares multiplied by 200% of the percentage by which the 2007 Performance Threshold was not achieved (i.e., 200% of (x) 100% minus (y) the percentage computed by dividing the Company’s Earnings Per Share for 2007 by the 2007 Performance Threshold) and (b) the remaining Escrow Shares shall remain in escrow with the Escrow Agent. By way of example, if the Company’s Earnings Per Share for 2007 is an amount equal to 60% of the 2007 Performance Threshold, the Purchasers shall receive 80% of the Escrow Shares (200% of (100% - 60%)) and 20% of the Escrow Shares, in the aggregate, shall remain in escrow with the Escrow Agent. Within one (1) business day of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of Escrow Shares to the Purchasers and to hold the remaining Escrow Shares in escrow.

(iii)  If the Company’s Earnings Per Share for 2007 is greater than or equal to 80% but less than 100% of the 2007 Performance Threshold, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of Preferred Shares owned by such Purchasers as of the date thereof, the number of Escrow Shares equal to the product of the number of Escrow Shares multiplied by the 2007 Adjustment Percentage (as defined herein) and (b) the remaining Escrow Shares shall remain in the escrow with the Escrow Agent. For purposes of this Escrow Agreement: (a) “2007 Adjustment Percentage” means the percentage calculated by subtracting (x) 34.2% from (y) the quotient of (i) the Aggregate Purchase Price divided by (ii) the 2007 Actual Net Income multiplied by 5.0, multiplied by 100; (b) the “Aggregate Purchase Price” means $23,969,999.36; and (c) the “2007 Actual Net Income” means the Earnings Per Share for 2007 multiplied by the Outstanding Shares. By way of example, if the Company’s Earnings Per Share for 2007 is an amount equal to 80% of the 2007 Performance Threshold, the Purchasers shall receive 8.8% of the Outstanding Shares from the Escrow Shares:

$23,969,999.36 / (($0.372 x 30,000,000) x 5.0)) x 100 = 43.0%

43.0% - 34.2% = 8.8%

and of the remaining Escrow Shares will remain in escrow. Within one (1) business day of the Purchaser Representative’s receipt of the 2007 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of Escrow Shares to the Purchasers and to hold the remaining Escrow Shares in escrow.

(iv)  If the Company’s Earnings Per Share for 2007 equals or exceeds the 2007 Performance Threshold, the 100% of the Escrow Shares shall be remain in escrow with the Escrow Agent.

Notwithstanding anything to the contrary herein, only those Purchasers who own Preferred Shares acquired under the Purchase Agreement and remain shareholders of the Company at the time that any Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such Escrow Shares. Any Escrow Shares not delivered to Purchasers because the Purchasers no longer hold Preferred Shares acquired under the Purchase Agreement shall remain in escrow with the Escrow Agent.

1.4 With respect to the Escrow Shares remaining in escrow with the Escrow Agent following the distribution of Escrow Shares pursuant to Section 1.3 above (the “Remaining Escrow Shares”), the parties hereby agree that the Remaining Escrow Shares shall be delivered as set forth below:

(i)  In the event the Net Income reported by the Company in its 2008 financial statements (the “2008 Actual Net Income”) is less than 50% of the 2008 Performance Threshold, the Remaining Escrow Shares shall be distributed on a pro rata basis to the Purchasers based on the number of Preferred Shares owned by such Purchasers as of the date thereof. Within one (1) business day of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the Remaining Escrow Shares to the Purchasers on a pro rata basis to the Purchasers based on the number of Preferred Shares owned by such Purchasers as of the date thereof.

(ii)  In the event the 2008 Actual Net Income is greater than or equal to 50% but less than 80% of the 2008 Performance Threshold, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of Preferred Shares owned by such Purchasers as of the date thereof, the number of Remaining Escrow Shares equal to the total number of Remaining Escrow Shares multiplied by 200% of the percentage by which the 2008 Performance Threshold was not achieved and (b) the Escrow Agent shall deliver to the Principal Stockholder the remaining Remaining Escrow Shares. By way of example, if the Company’s 2008 Actual Net Income for 2008 is an amount equal to 60% of the 2008 Performance Threshold, the Purchasers shall receive 80% of the Remaining Escrow Shares (200% of (100% - 60%)) and the Principal Stockholder shall receive, in the aggregate, 20% of the Remaining Escrow Shares. Within one (1) business day of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of Remaining Escrow Shares to the Purchasers and the Principal Stockholder.

(iii)  In the event the 2008 Actual Net Income is greater than or equal to 80% but less than 100% of the 2008 Performance Threshold, (a) the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of Preferred Shares owned by such Purchasers as of the date thereof, the number of Remaining Escrow Shares equal to the product of 90,000 multiplied by the product of (i) the percentage by which the 2008 Performance Threshold was not achieved and (ii) 100 and (b) the Escrow Agent shall deliver to the Principal Stockholder the remaining Remaining Escrow Shares; provided, however, that in the event the amount to be released by the Escrow Agent pursuant to this section exceeds the number of Remaining Escrow Shares then held by the Escrow Agent, the Escrow Agent shall deliver to the Purchasers, on a pro rata basis based on the number of Preferred Shares owned by such Purchasers as of the date thereof, all of the Remaining Escrow Shares. By way of example, if the Company’s 2008 Actual Net Income for 2008 is an amount equal to 90% of the 2008 Performance Threshold, the Purchasers shall receive 900,000 shares of Common Stock from the Remaining Escrow Shares (90,000 ((100% - 90%) x 100)) and the Principal Stockholder shall receive the remaining Remaining Escrow Shares. Within one (1) business day of the Purchaser Representative’s receipt of the 2008 financial statements, the Company and the Purchaser Representative shall provide written instructions to the Escrow Agent instructing the Escrow Agent to deliver the applicable number of Remaining Escrow Shares to the Purchasers and the Principal Stockholder.

(iv) In the event the Company achieves 100% of the 2008 Performance Threshold, the Remaining Escrow Shares shall be returned to the Principal Stockholder at the address set forth in Section 5.3 hereof.

Notwithstanding anything to the contrary herein, only those Purchasers who own Preferred Shares acquired under the Purchase Agreement and remain shareholders of the Company at the time that any Remaining Escrow Shares become deliverable hereunder shall be entitled to their pro rata portion of such Remaining Escrow Shares. Any Remaining Escrow Shares not delivered to Purchasers because the Purchasers no longer hold Preferred Shares acquired under the Purchase Agreement will be delivered to the Company.

1.5. If the Company does not fully achieve the 2007 Performance Threshold for 2007 or the 2008 Performance Threshold for 2008, the Company shall use best efforts to promptly cause the Escrow Shares or the Remaining Escrow Shares, as applicable, to be delivered to the Purchasers, including causing its transfer agent promptly to issue the certificates in the names of the Purchasers and causing its securities counsel to provide any written instruction required by the Escrow Agent in a timely manner so that the issuances and delivery contemplated above can be achieved within ten business days following delivery of the 2007 financial statements or 2008 financial statements, as applicable, to the Purchaser Representative.

1.6 The Company will provide the Purchaser Representative with (i) the Company’s audited financial statements for 2007, prepared in accordance with US GAAP, on or before April 30, 2008 and (ii) the Company’s audited financial statements for 2008, prepared in accordance with US GAAP, on or before April 30, 2009, so as to allow the Purchaser Representative the opportunity to evaluate whether the 2007 Performance Threshold and/or the 2008 Performance Threshold were attained.

1.7  Upon the written request of the Company and Purchaser Representative, the Escrow Agent shall deliver the Escrow Shares and the Remaining Escrow Shares, as applicable, to each Purchaser and/or the Principal Stockholder pursuant to the written instructions of the Company and Purchaser Representative.

ARTICLE II
REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

2.1 The Principal Stockholder hereby represents and warrants to the Purchasers and the Purchaser Representative as follows:

(i) The Escrow Shares are validly issued, fully paid and nonassessable shares of the Company. The Principal Stockholder is the record and beneficial owner of the Escrow Shares and has good title to the Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares or to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws. Upon any delivery of Escrow Shares to the Purchasers hereunder, the Purchasers will acquire good and valid title to the Escrow Shares, free and clear of any pledges, liens, claims and encumbrances.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder pursuant to the terms of the certificate of incorporation or by-laws of the Company or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder.

ARTICLE III
COVENANTS

3.1. If any Escrow Shares are distributed to the Purchasers hereunder, then the Company shall use commercially reasonable efforts to file a registration statement relating to the resale by the Purchasers of the Escrow Shares so distributed within 30 days following the date that the Company is obligated hereunder to deliver any such Escrow Shares to the Purchasers and the Company shall thereafter use commercially reasonable efforts to cause such registration statement to become effective. The Purchasers shall provide such information to the Company as the Company may reasonably request in order to prepare such registration statement, including, without limitation, delivery to the Company of selling stockholder questionnaires. The Company shall cause such registration statement to remain effective until each Purchaser has sold any Escrow Shares received by it thereunder or until each Purchaser is permitted to resell all of the Escrow Shares received hereunder at one time pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

3.2. In the event a Purchaser elects to receive shares of Common Stock from the Escrow Shares pursuant to Section 3.20 of the Purchase Agreement, the Principal Stockholder shall deliver to the Escrow Agent additional shares of Common Stock owned by it in the amounts released to such Purchaser within thirty (30) days of the release of such shares from escrow.

ARTICLE IV
MISCELLANEOUS

4.1. The Company will pay Escrow Agent a total of $1,000.00 for all services rendered by Escrow Agent hereunder.

4.2 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

4.3 All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:	Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Christopher S. Auguste, Esq.
Tel No.: (212) 715-9100
Fax No.: (212) 715-8000

If to the Company or the Principal Stockholder:

Wuhan Blower Co.
Canglongdao Science Park of Wuhan
East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
Attention: Xu Jie
Tel. No.: (86) 138 7113 6999
Fax No.: (86) 027 5970 0010

With a copy to:

Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention: Henry I. Rothman, Esq.
Tel. No.: (212) 704-6179
Fax No.: (212) 704-5950

If to the Purchaser	Vision Opportunity Master Fund, Ltd.
Representative:	20 W. 55th Street, 5th Floor
New York, New York 10019
Attention: Yiting Liu
Tel. No.: (212) 849-8238
Fax No.: (212) 867-1416

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

 4.4 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

4.5 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

4.6 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

4.7 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

4.8 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Purchaser Representative and the Escrow Agent.

4.9 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

4.10 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

4.11 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

4.12 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for one of the Purchasers and may continue to act as legal counsel for such Purchaser from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for one of the Purchasers and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

4.13 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

4.14 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

4.15 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

4.16 The Company and each Purchaser agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

[SIGNATURE PAGE TO ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of February, 2007.

UNITED NATIONAL FILM CORPORATION

By: /s/ Xu Jie
Name: Xu Jie
Title: President and Chief Executive Officer

PURCHASER REPRESENTATIVE:

VISION OPPORTUNITY MASTER FUND, LTD.

By: /s/ Adam Benowitz
Name: Adam Benowitz
Title: Portfolio Manager

FAME GOOD INTERNATIONAL LIMITED

By: /s/ Xu Jie
Name: Xu Jie
Title: Director

ESCROW AGENT:

KRAMER LEVIN NAFTALIS & FRANKEL LLP

By: /s/ Christopher S. Augoste
Name: Christopher S. Augoste
Title: Partner